                                                                   EXHIBIT 10.14










                         American Italian Pasta Company







                           1997 Equity Incentive Plan

Article 1.  Establishment, Effective Date, Objectives, and Duration....... 1
Article 2.  Definitions................................................... 1
Article 3.  Administration................................................ 6
Article 4.  Shares Subject to the Plan and Maximum Awards................. 7
Article 5.  Eligibility and General Conditions of Awards.................. 8
Article 6.  Stock Options.................................................10
Article 7.  Stock Appreciation Rights.....................................14
Article 8.  Restricted Shares.............................................15
Article 9.  Performance Units and Performance Shares......................16
Article 10.  Bonus Shares.................................................18
Article 11.  Beneficiary Designation......................................18
Article 12.  Deferrals....................................................18
Article 13.  Rights of Employees/Directors................................18
Article 14.  Change in Control............................................18
Article 15.  Amendment, Modification, and Termination.....................19
Article 16.  Withholding..................................................20
Article 17.  Successors...................................................21
Article 18.  Additional Provisions........................................21

                       AMERICAN ITALIAN PASTA COMPANY
                         1997 EQUITY INCENTIVE PLAN


ARTICLE 1.  ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES, AND DURATION

     1.1 Establishment of the Plan. American Italian Pasta Company, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "American Italian Pasta Company 1997 Equity Incentive Plan" (the "Plan"). The Plan has been adopted by the Board of Directors of the Company (the "Board") and the stockholders of the Company.
The Plan shall be effective as of September __, 1997 (the "Effective Date").

     1.2 Objectives of the Plan. The Plan is intended to allow selected employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors, and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide employees and directors with an incentive for excellence in individual performance; and to promote teamwork among employees, directors, and consultants.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after the date 10 years following the earlier of (i) the date the Plan was adopted and (ii) the date the Plan was approved by the stockholders of the Company.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     2.1  "Article" an Article of the Plan.

     2.2 "Award" means Options (including Incentive Stock Options), Restricted Shares, Bonus Shares, stock appreciation rights (SARs), performance units or performance shares granted under the Plan.

     2.3 "Award Agreement" means the written agreement by which an Award shall be evidenced.

     2.4  "Board" -- see Section 1.1.

     2.5 "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee, director or consultant of the Company or a Subsidiary.

     2.6 "Cause" means, unless otherwise defined in any Employment Agreement or Award Agreement, any one or more of the following:

          (A) a Grantee's commission of a crime which, in the judgment of the Committee, is likely to result in injury to the Company or a Subsidiary;

          (B) the material violation by the Grantee of written policies of the Company or a Subsidiary;

          (C) the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary;

          (D) action or inaction by the Grantee in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in a material injury to the Company or a Subsidiary;

          (E) the rendering of services by the Grantee for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or a Subsidiary or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Subsidiary;

          (F) any attempt by the Grantee directly or indirectly to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere or any attempt directly or indirectly to solicit (other than for the account of the Company or a Subsidiary) the trade or business of any current or prospective customer, supplier, or partner of the Company or a Subsidiary; or

         (G) any other conduct or act determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Company or a Subsidiary.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

     2.8  "Committee" has the meaning set forth in Article 3.

     2.9 "Common Stock" means the Class A Convertible Common Stock, $.001 par value, of the Company.

     2.10 "Company" -- see Section 1.1.

     2.11 "Covered Employee" means a Grantee who, as of the date of the value of an Award is recognizable as income, is one of the group of "covered employees," within the meaning of Code Section 162(m).

     2.12 "Disability" means, unless otherwise defined in an Employment Agreement or Award Agreement, for purposes of the exercise of an Incentive Stock Option after Termination of Affiliation, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the judgment of the Committee, renders a Grantee unable to perform any of the principal job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which condition is expected to be permanent or for an indefinite duration exceeding two years.

     2.13  "Disqualifying Disposition" -- see Section 6.4.

     2.13  "Effective Date" -- see Section 1.1.

     2.14 "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability; (ii) any director of the Company or any Subsidiary;
and (iii) any person performing services for the Company or a Subsidiary in the capacity of a consultant.

     2.15 "Employment Agreement" means, with respect to any Grantee, any employment agreement by and between the Company and such Grantee.

     2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

     2.17 "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock
Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership. Notwithstanding the foregoing, Fair Market

Value for Awards made on the effective date of the initial public offering of the Company shall mean the price to the public pursuant to the form of final prospectus used in connection with the initial public offering, as indicated on the cover page of such prospectus or otherwise.

     2.18 "Freestanding SAR" means an SAR that is granted independently of any other Award.

     2.19  "Grant Date" -- see Section 5.2.

     2.20  "Grantee" means an individual who has been granted an Award.

     2.21 "Incentive Stock Option" means an option granted under Article 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

     2.22 "including" or "includes" means "including, without limitation," or "includes, without limitation", respectively.

     2.23 "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     2.24 "Minimum Consideration" means $.001 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

     2.25  "Option" means an option granted under Article 6 of the Plan.


     2.26 "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

     2.27 "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time prior to the expiration date of such Option then in effect.

     2.28 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.29  "Performance Period" -- see Section 9.2.

     2.30 "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (the length of the period being based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

     2.31 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.32  "Plan" -- see the introductory paragraph.

     2.33  "Reload Option" -- see Section 6.5.

     2.34  "Required Withholding" -- see Article 16.

     2.35 "Restricted Shares" means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.


     2.36 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.


     2.37 "Retirement" means for any Grantee who is an employee, a Termination of Affiliation by the Grantee upon attaining age 65 with at least five years of service as an employee of the Company or a Subsidiary.

     2.38  "SAR" means a stock appreciation right.

     2.39 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

     2.40 "Section" means, unless the context otherwise requires, a Section of the Plan.

     2.41  "Share" means a share of Common Stock.

     2.42 "Strike Price" of any SAR shall equal, for any Tandem SAR that is identified with an option, the Option Price of such option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.

     2.43 "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock.

     2.44 "Tandem SAR" means an SAR that is granted in connection with a related Award, the exercise of which shall require cancellation of the right to purchase a Share under the related Award (and when a Share is purchased under the related Award, the Tandem SAR shall similarly be canceled).

     2.45 "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, director or consultant, or with respect to an individual who is an employee or director of, or consultant to, a Subsidiary, the first day on which the Company no longer owns, directly or indirectly, voting securities possessing at least 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of such Subsidiary.

ARTICLE 3.  ADMINISTRATION

     3.1 Committee. Subject to Article 15, and to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan. Any references herein to "Committee" are references to the Board, or a committee established by the Board, as applicable. To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors "as defined for purposes of the regulations under Code Section 162(m) and "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

     3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

     (i) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR, performance unit or performance share, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

     (ii) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an option) shall be forfeited and whether such shares shall be held in escrow;

     (iii) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

      (iv) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

      (v) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

     (vi) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

    (vii) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation (other than for Cause);

   (viii) subject to Sections 1.3 and 5.3, to extend the time during which any Award or group of Awards may be exercised;

     (ix) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

     (x) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

     (xi) to take any other action with respect to any matters relating to the Plan for which it is responsible.

     The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, conclusive and binding on all Persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

        4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 2,000,000. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination shall again be available for grant under the Plan. The Committee shall from time to time determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury shares or newly-issued Shares.

    (a) Options: The maximum aggregate number of Shares that may be granted in the form of options, pursuant to any Award granted in any one calendar year to any one Grantee shall be 500,000.

    (b) SARs: The maximum aggregate number of SARs available under the Plan shall be 500,000, and the maximum aggregate number of SARs that may be granted in any one calendar year to any one Grantee shall be 500,000.

    (c) Restricted Shares: The maximum aggregate number of Shares that may be granted as Restricted Shares under the Plan shall be 500,000, and the maximum aggregate grant with respect to Awards of Restricted Shares granted in any one calendar year to any one Grantee shall be 500,000.

    (d) Bonus Shares: The maximum number of Shares that may be granted as Bonus Shares under the Plan shall be 500,000.

    (e) Performance Shares/Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of performance shares or performance units granted in any one calendar year to any one Grantee shall be equal to the value of 250,000 Shares.

     4.2 Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

ARTICLE 5.  ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

     5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

     5.2 Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

     5.3 Maximum Term. Any provision of the Plan to the contrary notwithstanding, the Option Term or other period during which an Award may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

     5.4 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

     5.5 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

     5.6 Termination of Affiliation. Each Grantee's Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the option following Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all options granted under the Plan, and may reflect distinctions based on the reasons for Termination of Affiliation.

     5.7 Nontransferability of Awards.
     (a) Each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA"), or the rule thereunder, or any analogous order in any other relevant jurisdiction.

     (b) No Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent or distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

    5.8  Cancellation and Rescission of Awards.

    (a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

    (b) Upon exercise, payment, or delivery pursuant to an option, the Grantee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Grantee fails to comply with the provisions of this
         Section 5.8 prior to, or during the six months after, any exercise, payment, or delivery pursuant to an Award, such exercise, payment, or delivery may be rescinded by the Company within two years thereafter. In the event of any such rescission, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Grantee by the Company.

     5.9 Loans and Guarantees. The Committee may in its discretion allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of Restricted Shares, or (iii) subject to applicable law, any taxes associated with the exercise, nonforfeitability of, or payment of benefits in connection with, an Award, or cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, or any related taxes. Any such payment deferral or guarantee by the Company shall be on such terms and conditions as the Committee may determine.

ARTICLE 6.  STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

     6.3 Option Price. The Option Price of an option under this Plan shall be determined in the sole discretion of the Committee, but shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date.

     6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option:

     (i) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

    (ii) shall be for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

    (iii) shall not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

     (iv) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

        (A) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

        (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

        (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

        (vi) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition; and

        (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

     Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

     6.5 Grant of Reload Options.   The Committee may in connection with the
grant of an option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option, (ii) exercises such option for Shares which have a Fair Market Value equal to not less than 120% of the Option Price for such option ("Exercised Option") and (iii) satisfies the Option Price or Required Withholding applicable thereto with Shares shall automatically be granted, subject to Article 3, an additional option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state or local tax withholding requirements; provided that no Reload Option shall be granted in connection with the exercise of an Option that has been transferred by the initial Grantee thereof.

     6.6 Conditions on Reload Options.   Reload Options shall be subject to the
following terms and conditions:

     (a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

     (b) subject to Article 5, the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

     (c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that the Option Price for the Reload Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

     6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the
Committee:

         (A)  cash, personal check or wire transfer;

         (B) Mature Shares, valued at their Fair Market Value on the date of exercise;

         (C) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise;

         (D) subject to applicable law, pursuant to procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or

         (E) in the discretion of the Committee, payment may also be made in accordance with Section 5.9.

The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option, or (y) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

      7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof.

      Except as provided in Section 7.2, the Committee shall have complete discretion in determining the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        7.2 Exercise of Tandem SAR. Tandem SARs may be exercised for all or part of the Shares subject to the related Award upon the surrender of the right to exercise the equivalent portion of the related Award. A Tandem SAR may be exercised only with respect to the Shares for which its related Award is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with a related option; (i) the Tandem SAR will expire no later than the expiration of the underlying option;
(ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying option and the Fair Market Value of the Shares subject to the underlying option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the option exceeds the Option Price of the option.

     7.3 Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price;

by

         (b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide that the Committee may provide that the benefit payable on exercise of any SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

ARTICLE 8.  RESTRICTED SHARES

     8.1 Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

     8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. Subject to Article 11, the Committee shall impose such other conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws.

     8.3 Other Restrictions. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, subject to the following sentence. Except with respect to Restricted Shares that are treasury shares, for which no payment need be required, the

Committee shall require the Grantee to pay at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

     8.4 Effect of Forfeiture. If Restricted Shares are forfeited, then if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

     8.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

     8.6 Termination of Affiliation. Each Restricted Shares Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following his or her Termination of Affiliation. Such provision shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9.  PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, performance units or performance shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     9.2 Value of Performance Units/Shares. Each performance unit shall have an initial value that is established by the Committee at the time of grant. Each performance share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units or performance shares, as applicable, that will be paid out to the Grantee. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3 Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of performance units or performance shares shall be entitled to receive payout on the number and value of performance units or performance shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

     9.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units or performance shares shall be made in a lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned performance units or performance shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     At the discretion of the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of performance units or performance shares which have been earned, but not yet distributed to the Grantee. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

     9.5 Performance Measures. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following:

     (a)      Earnings (either in the aggregate or on a per-share basis);

     (b)      Net income (before or after taxes);

     (c)      Operating income;

     (d)      Cash flow;

     (e)      Return measures (including return on assets, equity, or sales);

     (f) Earnings before or after taxes, and before or after depreciation and amortization;

     (g)      Gross revenues;

     (h) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

     (i) Reductions in expense levels in each case where applicable determined either in a Company-wide basis or in respect of any one or more business units;

     (l)      Net economic value; or

     (m)      Market share.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

ARTICLE 10.  BONUS SHARES.

     10.1 Grant of Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The terms of such Bonus Shares shall be set forth in the form of the Award Agreement.

ARTICLE 11.  BENEFICIARY DESIGNATION

     Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

ARTICLE 12.  DEFERRALS

     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, or the satisfaction of any requirements or goals with respect to performance units or performance shares. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13.  RIGHTS OF EMPLOYEES/DIRECTORS

     13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment at any time, nor confer upon any Grantee's right to continue in the employ of the Company.

     13.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14.  CHANGE IN CONTROL

     14.1 Treatment of Outstanding Awards. The Committee may provide in an Award Agreement for different terms and conditions to apply prior to and after a Change in Control of the Company or a Subsidiary.

     14.2 Occurrence of Change of Control. The Committee may set rules for determining when a Change of Control of the Company or a Subsidiary has occurred.

     14.3 Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, (a) in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology the Committee may take any action necessary to preserve the use of pooling of interests accounting; and (b) if the Committee determines, in its discretion exercised prior to a sale or merger of the Company that in the Committee's judgment is reasonably likely to occur, that the exercise of SARs would preclude the use of pooling-of-interests accounting ("pooling") after the consummation of such sale or merger and that such preclusion of pooling would have a material adverse effect on such sale or merger, the Committee may either unilaterally cancel such SARs prior to the sale or merger or cause the Company to pay the benefit attributable to such SARs in the form of Shares if the Committee determines that such payment would not cause the transaction to become ineligible for pooling.

ARTICLE 15.  AMENDMENT, MODIFICATION, AND TERMINATION

     15.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders, except to the extent that such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities or pursuant to any other regulatory or legal requirement; provided that shareholder approval is required to increase the number of Shares available under the Plan (except as provided in Section 4.2).

     15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code.

     15.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.3), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

ARTICLE 16.  WITHHOLDING

     (a) Mandatory Tax Withholding.

         (1) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company's discretion, Mature Shares, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (iii) any combination of the foregoing.

         (2) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

     (b) Elective Share Withholding.

         (1) Subject to the following subsection, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon Restricted Shares becoming non-forfeitable (each, a "Taxable Event") having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

         (2) Each Share Withholding election shall be subject to the following conditions:

              (i) any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

              (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

              (iii) the Grantee's election shall be irrevocable.

     16.1. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

ARTICLE 17.  SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE 18.  ADDITIONAL PROVISIONS

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     18.4 Securities Law Compliance. (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

     (b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     18.5 No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the
                                     -21-

Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

     18.6 Parties to Stockholders Agreement. Prior to the delivery of Shares to a Grantee pursuant to an Award, the Committee, in its discretion, may require such Grantee to become party to, and such Shares to become subject to, the Stockholders' Agreement dated as of the September ___, 1997 among the Company and the stockholders thereto (the "Stockholders' Agreement"), provided that any Shares delivered pursuant to an Award granted under this Plan to any Grantee who is a party to the Stockholders Agreement as of the date hereof shall automatically be subject to the terms of the Stockholders Agreement.

     18.7 Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

     18.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

                                     -22-